Exhibit 10.1

EIGHTH AMENDMENT TO

CREDIT FACILITIES AGREEMENT

This EIGHTH AMENDMENT TO CREDIT FACILITIES AGREEMENT (this "Agreement") is entered into as of June 2, 2009 and is effective on such date unless other otherwise expressly provided herein, and is by and among MTM TECHNOLOGIES, INC., a New York corporation, MTM TECHNOLOGIES (US), INC., a Delaware corporation, MTM TECHNOLOGIES (MASSACHUSETTS), LLC, a Delaware limited liability company, and INFO SYSTEMS, INC., a Delaware corporation (collectively, and separately referred to as, "Borrower" or "the Borrower"), and GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION ("CDF"), as Administrative Agent, and CDF, as the sole lender (the "Lender").

Recitals:

A.

Borrower, Administrative Agent and the Lender are parties to that certain Credit Facilities Agreement dated as of August 21, 2007, as amended by the First Amendment to Credit Facilities Agreement entered into and effective as of August 21, 2007, as further amended by the Second Amendment to Credit Facilities Agreement entered into and effective as of February 4, 2008, as further amended by the Third Amendment to Credit Facilities Agreement entered into and effective as of February 28, 2008, as further amended by the Fourth Amendment to Credit Facilities Agreement entered into as of May 16, 2008, as further amended by the Fifth Amendment to Credit Facilities Agreement entered into as of June 11, 2008 (the "Fifth Amendment"), as further amended by the Sixth Amendment to Credit Facilities Agreement entered into as of November 13, 2008, and as further amended by the Seventh Amendment to Credit Facilities Agreement entered into as of February 3, 2009 (as amended, the "Loan Agreement").

B.	Administrative Agent, Lender and Borrower have agreed to the provisions set forth herein on the terms and conditions contained herein.

Agreement:

Therefore, in consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is acknowledged, Borrower, Administrative Agent and the Lender hereby agree as follows:

1.            Definitions.  All references to the "Agreement" or the "Loan Agreement" in the Loan Agreement and in this Agreement and all references to the "Loan Agreement" in the other Loan Documents shall be deemed to be references to the Loan Agreement as it may be amended, restated, extended, renewed, replaced, or otherwise modified from time to time. Capitalized terms used and not otherwise defined herein have the meanings given them in the Loan Agreement.

2.            Effectiveness of Agreement.  This Agreement shall become effective as of the date first written above (or such other date as may be expressly stated herein), but only if (a) this Agreement has been executed by Borrower, Administrative Agent and the Lender, (b) each of the other documents listed on Exhibit A have been duly executed and delivered to Administrative Agent in form and substance satisfactory to the Lender, and (c) an amendment fee of $250,000 (the "Eighth Amendment Fee") has been paid to Administrative Agent in same day funds. On the date hereof, Borrower hereby irrevocably authorizes and directs Administrative Agent to make a Revolving Loan Advance to pay the Eighth

Amendment Fee and once paid, the Eighth Amendment Fee shall be nonrefundable under any circumstances. The Eighth Amendment Fee is being paid in consideration of the Lender agreeing to the amendments and waviers contained herein. Lender hereby consents to the form of Amendment No. 8 to the Subordinated Indebtedness attached hereto as Exhibit B.

3.            Waiver of Default.  Events of Default exists under the Loan Agreement as follows (collectively, the "Existing Defaults"):

(i) under Section 16.1.4 and Section 16.1.10 of the Loan Agreement as a result of the failure of the Borrower to pay in excess of $250,000 in the aggregate to (y) various landlords of the Borrower as evidence by certain budgets and plans provided by the Borrower to Administrative Agent and the Lender on May 19, 2009, and (z) various parties to equipment leases, service agreements and contractual arrangements between the Borrower and third parties as disclosed in writing to Administrative Agent on June 1, 2009;

(ii) under Section 16.1.7 of the Loan Agreement due to a breach of Section 15.3 (Minimum EBITDA) of the Loan Agreement for the March 31, 2009 computation date;

(iii) under Section 16.1.7 of the Loan Agreement due to a breach of Section 15.4 (Maximum Total Funded Indebtedness to EBITDA) of the Loan Agreement for the March 31, 2009 computation date;

(iv) under Section 16.1.7 of the Loan Agreement due to a breach under Section 15.5 (Excess Cash/Marketable Securities plus Availability) of the Loan Agreement for the April 30, 2009 and May 31, 2009 computation dates;

(v) under Section 16.1.4, Section 16.1.10, and Section 16.1.11 of the Loan Agreement as a result of the failure of the Borrower to pay interest owed to the Subordinated Lenders under the Subordinated Loan Documents for the fiscal quarter ended March 31, 2009, due on or about April 16, 2009;

(viii) under Section 16.1.12(i) of the Loan Agreement as a result of the Borrower failing to pay, prior to the date hereof, its debts generally as they become due to the extent arising due to the other Existing Defaults enumerated herein;

(viii) under Section 16.1.13 of the Loan Agreement as a result of the Borrower agreeing to settlement obligations to make payments with respect to claims involving the aggregate liabilities in an amount in excess of $250,000 as disclosed in writing to Administrative Agent on June 1, 2009; and

(ix) under Section 16.1.7 of the Loan Agreement as a result of the Borrower failing to deliver the monthly financials statements and the compliance certificates as set forth in Section 13.13.2 and 13.13, respectively, of the Loan Agreement, for the March 31, 2009 and April 30, 2009 month-ends.

The Lender hereby waives the Existing Defaults, provided, however, if Borrowers fail to deliver the monthly financial statements and compliance certificates for month-ends set forth in clause (ix) above on or before June 30, 2009, then the waivers contained herein shall be void and of no force and effect. The waiver contained in this Section 3 is specific in intent and is valid only for the specific purpose for which given. Nothing contained herein obligates the Administrative Agent or the Lender to agree to any additional waivers of any provision of any Loan Document. The waiver contained in this Section 3 shall not operate as a waiver of the Lender's right to exercise remedies resulting from any other Defaults or Events of Default, whether or not of a similar nature and whether or not known to the Lender.

4.            No Commitment; Termination of Interim Loan Facility and Swingline Commitment.  Notwithstanding anything contained in the Loan Agreement or the Loan Documents to the contrary, all of the Commitments are hereby terminated and replaced with the Facilities (as defined below). In addition, the Letter of Credit Facility, the Interim Floorplan Loan Facility and the Swingline Commitment are hereby terminated, each of which is subject to reinstatement at any time by Administrative Agent in its sole and absolute discretion. All of the Facilities are discretionary, and neither Administrative Agent nor the Lender has any commitment to fund Loans or Advances.

5.            Springing Control.  Each Borrower hereby consents and agrees that, notwithstanding the terms and provisions of the Loan Agreement or any Loan Document, Administrative Agent may, at any time, in Administrative Agent's sole discretion, exercise control over any deposit accounts or investment accounts.

6.            Special Guaranty.  If Borrower causes to be delivered irrevocable letters of credit in an aggregate face amount of no less than $8,500,000 containing terms and provisions (including, expiry and draw provisions (which shall provide that such letters of credit may be drawn upon the occurrence of any Event of Default as set forth in Sections 16.1.1, 16.1.12, or 16.1.15 of the Loan Agreement)) acceptable to Administrative Agent in its reasonable discretion, then Administrative Agent shall release the Special Guaranty simultaneously with further amendments to the Loan Agreement being executed by the Borrower to effectuate changes to the Loan Agreement as may be reasonably requested by the Administrative Agent to take into account the delivery of such irrevocable letters of credit.

7.            Default Rate.  The parties agree that the Default Rate, which has been in effect beginning on July 1, 2008, as provided for in Fifth Amendment, is, from and after the date hereof, no longer in effect, provided, however, the foregoing does not prohibit Administrative Agent and the Lender from and after the occurrence of any future Event of Default from imposing the Default Rate.

8.            Amendments.  The Loan Agreement is hereby amended as follows:

8.1        Existing Defined Terms in Exhibit 2.1.

8.1.1.        The defined term “Aggregate Commitment” is deleted in its entirety and replaced with the following:

“Aggregate Facility -- any of the Aggregate Revolving Loan Facility, the Aggregate Floorplan Loan Facility, the Swingline Facility, and the Letter of Credit Facility.”

8.1.2.        The defined term "Aggregate Revolving Loan Commitment" is deleted in its entirety and replaced with the following:

“Aggregate Revolving Loan Facility -- the aggregate facilities of Lenders as stated in Section 3.1.1 to fund Revolving Loan Advances, as it may be changed as provided herein.”

8.1.3.        The defined term “Commitment” is deleted in its entirety and replaced with the following:

“Facility -- the Revolving Loan Facility of a Lender, the Swingline Commitment of Administrative Agent, the Interim Floorplan Loan Facility of Administrative Agent or the Floorplan Loan Facility of a Lender. Each of the foregoing are, and remain, non-committed, discretionary facilities.”

8.1.4.        The defined term "Revolving Loan Commitment" is deleted in its entirety and replaced with the following:

“Revolving Loan Facility -- the facility of each Lender as stated in Section 3.1.1. to fund Revolving Loan Advances.”

8.1.5.        The defined term "Swingline Commitment" is deleted in its entirety and replaced with the following:

“Swingline Facility -- the discretionary facility of Administrative Agent as stated in Section 3.3.1 to make Swingline Advances.”

8.1.6.        All references to "Aggregate Commitment," "Aggregate Revolving Loan Commitment," "Commitment," "Revolving Loan Commitment," and "Swingline Commitment" in the Loan Agreement and the other Loan Documents shall be deemed references to "Aggregate Facility," "Aggregate Revolving Loan Facility," "Facility," "Revolving Loan Facility," and "Swingline Facility," respectively.

8.2.         New Defined Term.  The following defined term "Special Guaranty" is hereby added to Exhibit 2.1 in alphabetical order as follows:

“Special Guaranty -- means the Guaranty executed by National Electrical Benefit Fund , as Guarantor in favor Lender for the amount of $1,900,000, plus costs of collection and any other amounts provided for therein”

8.3.         Revolving Loan Facility.  The first paragraph of Section 3.1.1 of Loan Agreement is deleted in its entirety and replaced with the following:

“3.1.1. Aggregate Amount. Subject to the limitations in Section 3.1.2, Section 3.6 and elsewhere herein, each Lender agrees to make available to Borrower, from the Effective Date to the Revolving Loan Maturity Date, such Lender's pro-rata share (as listed on Exhibit 3 hereto) of an "Aggregate Revolving Loan Facility" that is initially Fifteen Million Dollars ($15,000,000), but which may decrease from time to time as provided herein, by funding such Lender's pro-rata share of Revolving Loan Advances made from time to time by Administrative Agent as provided herein. Subject to the limitations in Section 3.1.2 and elsewhere herein, payments and prepayments that are applied to reduce the Aggregate Revolving Loan may be reborrowed through Revolving Loan Advances or, subject to the terms and provisions herein, reborrowed through Swingline Advances. Each Lender's Revolving Loan Facility is its pro-rata share of the Aggregate Revolving Loan Facility. The Aggregate Revolving Loan Facility is not a commitment to lend or advance funds but is a discretionary facility.”

8.4.         Borrowing Base.  Section 3.1.4 of the Loan Agreement is deleted in its entirety and replaced with the following:

“3.1.4. The “Borrowing Base” on any date shall be:

3.1.4.1. 85% of the total outstanding principal balance of all of Borrowers' Eligible Accounts as of the close of business on such date, or as certified in the Borrowing Base Certificate most recently furnished to Administrative Agent as required in Section 13.14.1, whichever is less; minus

3.1.4.2. any other reserves or deductions from the "Borrowing Base" which Administrative Agent or the Required Lenders believe to be appropriate in their respective commercially reasonable discretion."

8.5.         Floorplan Loan Facility Generally.  Section 3.2.1. of the Loan Agreement is deleted in its entirety and replaced with the following:

“3.2.1. Floorplan Loan Facility Generally. Each Lender shall, subject to the terms and limitations in this Section 3.2, Section 3.6, and elsewhere herein, make available to Borrower such Lender's pro-rata share (as listed on Exhibit 3 hereto) of an "Aggregate Floorplan Loan Facility" that is initially Fifteen Million Dollars ($15,000,000) but which will decrease from time to time as provided herein by funding such Lender's pro-rata share thereof as provided for herein. Each Lender’s Floorplan Loan Facility is its pro-rata share of the Aggregate Floorplan Loan Facility. No Floorplan Loan Advance will be made which would result in either: (i) the sum of the Aggregate Floorplan Loan, the Interim Floorplan Loan, and all unfunded Approvals, exceeding the Aggregate Floorplan Loan Facility; or (ii) the Lenders' Exposure exceeding the Total Aggregate Facility Limit. Subject to the terms of this Agreement, payments and prepayments that are applied to reduce the Aggregate Floorplan Loan may be reborrowed through subsequent Floorplan Loan Advances or, subject to the terms and conditions herein, reborrowed through Interim Floorplan Advances, subject to the terms and conditions of this Agreement and the Loan Documents. The Aggregate Floorplan Loan Facility is not a commitment to lend or advance funds but is a discretionary facility. From and after the date on which the Administrative Agent has actual knowledge of an Event of Default under Section 16.1.1 or under Section 16.1.12 (whether or not any time periods referenced therein have expired), no further Approvals will be issued and except with respect to existing unfunded Approvals, no further Floorplan Loan Advances shall be made. From and after the date on which Administrative Agent has actual knowledge of any other Event of Default, no further Approvals will be issued if the Administrative Agent so chooses in its discretion to no longer issue Approvals or if the Required Lenders direct the Administrative Agent to no longer issue Approvals, and except with respect to existing unfunded Approvals, no further Floorplan Loan Advances shall be made.”

8.6.         Total Aggregate Facility Limit.  Section 3.6 of the Loan Agreement is deleted in its entirety and replaced with the following:

“3.6. Total Aggregate Facility Limit. Notwithstanding the Facilities herein or anything else contained in this Agreement or any of the other Loan Documents to the contrary, except in connection with the Administrative Agent's ability in its sole discretion to make Loans or incur fees, costs and expenses to protect the Collateral or preserve its first priority perfected Security Interest in the Collateral, Borrower, Administrative Agent and each Lender acknowledge and agree that at no time shall the Aggregate Revolving Loan, the Swingline Loan, the Aggregate Floorplan Loan, the Interim Floorplan Loan, the Letter of Credit Exposure and all unfunded Approvals, exceed Twenty-Five Million Dollars ($25,000,000) in the aggregate (the “Total Aggregate Facility Limit”).”

8.7.         Adjusted LIBOR Rate.  Section 4.6 of the Loan Agreement is deleted in its entirety and replaced with the following:

“The “Adjusted LIBOR Rate” for any LIBOR Loan is the LIBOR Rate plus the LIBOR Increment. The LIBOR Rate for each LIBOR Loan shall be determined by Administrative Agent in accordance with the terms herein. For each LIBOR Loan, the Adjusted LIBOR Rate shall fluctuate as provided for herein. The "LIBOR Rate" shall be, for each calendar week commencing on Tuesday of such week, the greater of (i) 1.50% and (ii) the rate per annum, as determined by Administrative Agent, as reported by The Wall Street Journal and identified as the "London Interbank Offered Rate" for an interest period of 30 days, on (a) each Monday immediately preceding, or (b) if any such Monday is not a Business Day, then on the Business Day immediately preceding such Monday. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, for any LIBOR Loan, the greater of (i) 1.50% and (ii) the rate per annum appearing on Reuters Screen LIBOR01 Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) for an interest period of 30 days, on (a) each Monday immediately preceding, or (b) if any such Monday is not a Business Day, then on the Business Day immediately preceding such Monday; provided, however, if more than one rate is specified on Reuters Screen LIBOR01 Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/1000 of 1%).”

8.8.         LIBOR Increments.  The first sentence of Section 4.7 of the Loan Agreement is deleted and replaced with the following:

“The LIBOR Increment shall be 4.50%.”

8.9.         Unused Revolving Fee.  Section 5.2 of the Loan Agreement is deleted in its entirety and replaced with the following:

“ 5.2. Intentionally Omitted.”

8.10.       Mandatory Prepayments.  Section 6.3.2. of the Loan Agreement is deleted in its entirety and replaced with the following:

“6.3.2. Mandatory Prepayments. If at any time the Aggregate Revolving Loan plus the Swingline Loans, exceeds the Maximum Available Amount (which can be a negative number), whether as a result of optional Swingline Advance made by Administrative Agent as contemplated by Section 3.3.2, or otherwise, then an Event of Default shall exist and Borrower shall immediately make a payment in the amount of the difference to Administrative Agent for the account of Administrative Agent on the Swingline Loan and Lenders on the Aggregate Revolving Loan together with all accrued but unpaid interest thereon. Each such prepayment will be applied by Administrative Agent and Lenders first to reduce the Swingline Loan until it is reduced to zero, then to reduce the LIBOR Loans (which Borrower acknowledges may result in the payment of fees and costs) that are included in the Aggregate Revolving Loan (and consequently a ratable portion of each Lender's Revolving Loan). In addition, on any date that the Interim Floorplan Loan plus the Aggregate Floorplan Loan plus unfunded Approvals exceeds the Aggregate Floorplan Loan Facility, then there shall be an Event of Default and the Borrower shall, on such date, pay such excess to the Administrative Agent for the pro-rata benefit of the Lenders.”

8.11.       Turnaround Firm. A new Section 13.26 shall be added to the Loan Agreement as follows:

“13.26. Turnaround Firm. From and after May 28, 2009, the Borrower shall hire and retain at all times a turnaround firm reasonably acceptable to Administrative Agent who shall actively assist the Borrower in restructuring its operations in a manner reasonably satisfactory to Administrative Agent. The Borrower hereby irrevocably authorize and direct the turnaround firm to meet and/or speak with Administrative Agent and/or each Lender, and their respective agents, representatives and attorneys, at any time with respect to any aspect of Borrower's business, finances, operations and prospects, and to share with Administrative Agent and Lender, and their respective agents, representatives and attorneys, all budgets, records, projections, financial information, reports and other information relating to the Collateral, or the financial condition, operations or prospects of the Borrower's business. The Borrower shall fully cooperate with such turnaround firm and shall provide it with complete access to all of the Borrowers' books and records, the Borrower's premises and to Borrower's auditors, management and employees as and when deemed necessary by such turnaround firm."

8.12.       Distributions/Redemptions.  Section 14.10 of the Loan Agreement is deleted in its entirety and replaced with the following:

“14.10. Distributions/Redemptions. Directly or indirectly declare or make, or incur any liability to make, any Distribution/Redemptions to any Person.”

8.13.       Minimum Liquidation Multiple.  Effective for all reporting periods after the date hereof, Section 15.2 of the Loan Agreement is deleted in its entirety and replaced with the following:

“15.2.      Intentionally Omitted.”

8.14.       Minimum EBITDA.  Effective for all reporting periods after the date hereof, Section 15.3 of the Loan Agreement is deleted in its entirety and replaced with the following:

"15.3.      Intentionally Omitted."

8.15.       Maximum Total Funded Indebtedness to EBITDA.  Effective for all reporting periods after the date hereof, Section 15.4 of the Loan Agreement is deleted in its entirety and replaced with the following:

“15.4.      Intentionally Omitted.”

8.16.       Termination and Termination Fee.  Section 18.15 of the Loan Agreement is deleted in its entirety and replaced with the following:

“18.15.      Intentionally Omitted.”

8.17.       Exhibit 3.  Exhibit 3 to the Loan Agreement is deleted in its entirety and replaced with the Exhibit 3 attached hereto.

9.            General Representations and Warranties of Borrower.  Each Borrower hereby represents and warrants to Administrative Agent and the Lender that (i) such Borrower's execution of this Agreement has been duly authorized by all requisite action of such Borrower, (ii) no consents are necessary from any third parties for such Borrower's execution, delivery or performance of this Agreement except for those already duly obtained, (iii) this Agreement, the Loan Agreement, and each of the other Loan Documents, constitute the legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their terms, except to the extent that the enforceability thereof against such Borrower may be limited by bankruptcy, insolvency or other laws affecting the enforceability of creditors rights generally or by equity principles of general application, (iv) there is no Existing Default, (v) the execution, delivery and performance of this Agreement by Borrower does not violate, contravene, or conflict with any Material Law or Material Agreement, (vi) there are no Material Proceedings pending or, to the knowledge of Borrower, threatened, and (vii) since August 21, 2007, no Borrower's Charter Documents have been amended, restated or otherwise modified in any manner which has or is reasonably likely to have a Material Adverse Effect on any Covered Person or which will or is reasonably likely to cause a Default or Event of Default.

10.          Reaffirmation; No Claims; RELEASE.  Each Borrower hereby represents, warrants, acknowledges and confirms that (i) the Loan Agreement and the other Loan Documents remain in full force and effect, (ii) the Security Interests of the Administrative Agent under the Security Documents secure all the Loan Obligations under the Loan Agreement, continue in full force and effect, and have the same priority as before this Agreement, (iii) no Borrower has any defenses to its obligations under the Loan Agreement and the other Loan Documents, and (iv) NO BORROWER HAS ANY CLAIM AGAINST ADMINISTRATIVE AGENT OR THE LENDERS OR ANY OF THEIR RESPECTIVE PRESENT AND FORMER SHAREHOLDERS, AFFILIATES, SUBSIDIARIES, DIVISIONS, PREDECESSORS, DIRECTORS, OFFICERS, ATTORNEYS, EMPLOYEES, AGENTS OR OTHER REPRESENTATIVES ARISING FROM OR IN CONNECTION WITH THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS. Until the Loan Obligations are paid in full in good funds and all obligations and liabilities of Borrower under the Loan Agreement and the Loan Documents are performed and paid in full in good funds, Borrower agrees and covenants that it is bound by the covenants and agreements set forth in the Loan Agreement, the Loan Documents and in this Agreement. Borrower hereby ratifies and confirms the Loan Obligations. This Agreement is a Loan Document.

EACH BORROWER, ON BEHALF OF ITSELF AND ITS RESPECTIVE SUCCESSORS, ASSIGNS, AND OTHER LEGAL REPRESENTATIVES, HEREBY ABSOLUTELY, UNCONDITIONALLY AND IRREVOCABLY RELEASES, REMISES AND FOREVER DISCHARGES ADMINISTRATIVE AGENT, LENDER, AND EACH OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, AND THEIR PRESENT AND FORMER SHAREHOLDERS, AFFILIATES, SUBSIDIARIES, DIVISIONS, PREDECESSORS, DIRECTORS, OFFICERS, ATTORNEYS, EMPLOYEES, AGENTS AND OTHER REPRESENTATIVES (ADMINISTRATIVE AGENT, LENDER, AND ALL SUCH OTHER PARTIES BEING HEREINAFTER REFERRED TO COLLECTIVELY AS THE "RELEASEES" AND INDIVIDUALLY AS A "RELEASEE"), OF AND FROM ALL DEMANDS, ACTIONS, CAUSES OF ACTION, SUITS, COVENANTS, CONTRACTS, CONTROVERSIES, AGREEMENTS, PROMISES, SUMS OF MONEY, ACCOUNTS, BILLS, RECKONINGS, DAMAGES AND ANY AND ALL OTHER CLAIMS, COUNTERCLAIMS, DEFENSES, RIGHTS OF SET-OFF, DEMANDS AND LIABILITIES WHATSOEVER OF EVERY NAME AND NATURE, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, BOTH AT LAW AND IN EQUITY, WHICH ANY BORROWER, OR ANY OF THEIR RESPECTIVE SUCCESSORS, ASSIGNS, OR OTHER LEGAL REPRESENTATIVES MAY NOW OR HEREAFTER OWN, HOLD, HAVE OR CLAIM TO HAVE AGAINST THE RELEASEES OR ANY OF THEM FOR, UPON, OR BY

REASON OF ANY NATURE, CAUSE OR THING WHATSOEVER WHICH ARISES AT ANY TIME ON OR PRIOR TO THE DAY AND DATE OF THIS AGREEMENT, FOR OR ON ACCOUNT OF, OR IN RELATION TO, OR IN ANY WAY IN CONNECTION WITH THE LOAN AGREEMENT, AS AMENDED AND SUPPLEMENTED THROUGH THE DATE HEREOF, AND/OR THE OTHER LOAN DOCUMENTS, AS AMENDED AND SUPPLEMENTED THROUGH THE DATE HEREOF.

11.          Payments.  Each Borrower reaffirms, covenants and agrees to direct all Account Debtors to remit payments on their Accounts to a Lockbox, including, without limitation, the Account owing from Defense Finance and Accounting Services.

12.          Effect of Agreement.  The execution, delivery and effectiveness of this Agreement shall not and does not operate as a waiver of any right, power or remedy of Administrative Agent or the Lenders under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents or any Existing Default or Event of Default. The execution, delivery and effectiveness of this Agreement shall not and does not act as a release or subordination of the liens and Security Interests of Administrative Agent under the Loan Documents.

13.          Payment of Fees and Expenses.  Borrower shall promptly pay to Administrative Agent an amount equal to all reasonable fees, costs, and expenses, incurred by the Administrative Agent (including all reasonable attorneys fees and expenses) in connection with the preparation, negotiation, execution, and delivery of this Agreement, and any further documentation which may be required in connection herewith.

14.          Governing Law.  This Agreement and the rights and obligations of the parties hereunder and thereunder shall be governed by and construed and interpreted in accordance with the internal Laws of the State of Illinois applicable to contracts made and to be performed wholly within such state, without regard to choice or conflicts of law principles.

15.          Patriot Act.  Administrative Agent and each Lender hereby notifies the Borrowers that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (as amended from time to time (including any successor statute) and together with all rules promulgated thereunder, collectively, the "Act"), it is required to obtain, verify and record information that identifies the Borrowers and any Guarantor, which information includes the name and address of the Borrowers and any Guarantor and other information that will allow Administrative Agent and each Lender to identify the Borrowers and each Guarantor in accordance with the Act.

16.          Section Titles.  The section titles in this Agreement are for convenience of reference only and shall not be construed so as to modify any provisions of this Agreement.

17.          Counterparts; Facsimile Transmissions.  This Agreement may be executed in one or more counterparts and on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement may be given by facsimile or other electronic transmission, and such signatures shall be fully binding on the party sending the same.

18.          Binding Arbitration.  This Agreement is subject to the binding arbitration provisions contained in the Loan Agreement and the Loan Documents as applicable to the parties hereto.

19.          Incorporation By Reference.  Administrative Agent, the Lender and Borrower hereby agree that all of the terms of the Loan Documents are incorporated in and made a part of this Agreement by this reference.

20.           Notice—Oral Commitments Not Enforceable.

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

21.           Statutory Notice-Insurance.

UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

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                IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION,

as Administrative Agent and sole Lender

By:        /s/ David Mintert

Name:   David Mintert

Title:     Operations Director

MTM TECHNOLOGIES, INC., as a Borrower

By:         /s/ Steven Stringer

Name:	Steven Stringer
Title:	President and Chief Executive Officer

MTM TECHNOLOGIES (US), INC., as a Borrower

By:         /s/ Steven Stringer

Name:	Steven Stringer
Title:	President and Chief Executive Officer

MTM TECHNOLOGIES (MASSACHUSETTS), LLC, as a Borrower

By:         /s/ Steven Stringer

Name:	Steven Stringer
Title:	President and Chief Executive Officer

INFO SYSTEMS, INC., as a Borrower

By:         /s/ Steven Stringer

Name:	Steven Stringer
Title:	President and Chief Executive Officer

EXHIBIT A

1.	Eighth Amendment to Credit Facilities Agreement

2.	Reaffirmation of Guaranty.

3.	Delivery to Administrative Agent of retention agreement with the Trenwith Group.

4.	Resolutions of each Borrower, certified by the corporate secretary or assistant secretary of such Borrower, authorizing this Agreement and the transactions contemplated by the Eight Amendment to the Credit Facilities Agreement.

5.	Amendment No. 8 to the Subordinated Indebtedness Documents in the form attached hereto as Exhibit B.

6.	Payment to Administrative Agent, in same day funds, of a $250,000 Eighth Amendment Fee.

EXHIBIT B

Form of Amendment No. 8 to Subordinated Indebtedness

EXHIBIT 3

LENDERS’ FACILITIES AND PRO-RATA SHARES

Subject to the Total Aggregate Facility Limit

LENDER	TOTAL AGGREGATE FACILITY LIMIT	REVOLVING LOAN FACILITY	FLOORPLAN LOAN FACILITY	PRO-RATA SHARES
GE Commercial Distribution Finance Corporation	$25,000,000.00	$15,000,000.00	$15,000,000.00	100.000000%
AGGREGATES	$25,000,000.00	$15,000,000.00	$15,000,000.00	100.000000%

UNCONDITIONAL REAFFIRMATION OF GUARANTY

The undersigned (“Guarantor”) has reviewed the Eighth Amendment to Credit Facilities Agreement, by and among MTM Technologies, Inc., a New York corporation, MTM TECHNOLOGIES (US), INC., a Delaware corporation, MTM Technologies (Massachusetts), LLC, a Delaware limited liability company, and Info Systems, Inc., a Delaware corporation (collectively, and separately referred to as, "Borrower" or "the Borrower"), and GE Commercial Distribution Finance Corporation ("CDF"), as Administrative Agent, and CDF, as the sole lender (the "Lender") of even date herewith (the “Eighth Amendment”), and all other documents and financial statements the Guarantor deems necessary relating to the Borrower. Capitalized terms used herein, but not defined herein, unless otherwise noted, shall have the meanings set forth in the Eighth Amendment or, if not defined therein, as defined in that certain Limited Guaranty dated as of May 28, 2009, to which the Guarantor and the Administrative Agent are a party (the Guaranty Agreement”).

Guarantor acknowledges and consents to all changes set forth in the Eighth Amendment, and agrees that all such changes are in the best interests of the Borrower and the Guarantor. In consideration of financial accommodations granted and which may hereafter be granted to the Borrower by Administrative Agent and the Lenders, in consideration of Administrative Agent’s and the Lenders’ reliance on the Guaranty Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor irrevocably and unconditionally reaffirms pursuant to the terms of the Guaranty Agreement, each of which it is a party to, its unconditional continuing guarantee of the payment and performance of all Guarantied Obligations, and Guarantor further agrees that the validity and enforceability of the Guaranty Agreement is not and shall not be affected in any way or manner by the Eighth Amendment.

Guarantor hereby unconditionally reaffirms, covenants, represents, warrants, acknowledges and confirms to Administrative Agent and Lender that (i) the Guaranty and Collateral Agreement is in full force and effect, (ii) this Reaffirmation has been duly authorized by Guarantor’s governing body, members or shareholders, as the case may be, (iii) no consents are necessary from any third Person for Guarantor’s execution, delivery or performance of this Reaffirmation which have not been obtained, (iv) this Reaffirmation and the Guaranty Agreement constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency or other laws related to creditors rights generally or by the application of equity principles, (v) the Guaranty Agreement is hereby reaffirmed and ratified without qualification and is and remains in full force and effect, except that on and after the date hereof all references in the Guaranty Agreement to “the Loan Agreement” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by the Eighth Amendment, and (vi) each of the representations and warranties made by the Guarantor under the Guaranty Agreement are true and correct as of the date hereof.

Guarantor hereby unconditionally reaffirms, covenants, represents, warrants, acknowledges and confirms to Administrative Agent and each Lender that (i) Guarantor has no defenses to its obligations under the Guaranty Agreement, arising out of or relating to any facts or circumstances existing on or before the date hereof, known or unknown, to the Guarantor, the Borrower or any other Covered Person, and (ii) as of the date hereof, the Guarantor has no claim against Administrative Agent or any Lender arising from or in connection with the Credit Agreement or the Guaranty Agreement and any and all such claims are waived, released and discharged (the foregoing is not intended to waive any manifest errors in the Administrative Agent’s or any Lender’s records with respect to the Loan Obligations).

Guarantor has caused this Unconditional Reaffirmation to be duly executed and delivered by its duly authorized officers as of the date first set forth above.

Dated and effective as of June 2, 2009.

NATIONAL ELECTRIC BENEFIT FUND, as Guarantor

By: COLUMBIA PARTNERS, L.L.C.

INVESTMENT MANAGEMENT

as Investment Manager and the Authorized Signatory of National Electrical Benefit Fund

By: /s/ Jason Crist

Name: Jason Crist

Title: Managing Director

Agreed and accepted as of June 2, 2009:

GE Commercial Distribution Finance Corporation,

as Administrative Agent

By:	/s/ David Mintert

Name:                 David Mintert

Title:                   Operations Director